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           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference of our firm in the HS Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission (SEC) on March 31, 1998, and the incorporation of the foregoing by reference in (a) the HS Resources, Inc. Registration Statement Form S-3 initially filed with the SEC on February 5, 1997, and any amendments thereof; and (b) the HS Resources, Inc. Registration Statement Form S-3 initially filed with the SEC on February 12, 1998 and (c) the HS Resources, Inc. Registration Statements on Form S-8 initially filed with the SEC on April 21, 1993, and May 5, 1995, and any amendments thereof.




                                      /s/ Netherland, Sewell & Associates, Inc.
                                      -----------------------------------------
                                          Netherland, Sewell & Associates, Inc.




Dallas, Texas
March 31, 1998